UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2009

Cogdell Spencer Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32649	20-3126457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4401 Barclay Downs Drive, Suite 300 Charlotte, North Carolina (Address of principal executive offices)	28209 (Zip Code)
Registrant’s telephone number, including area code: (704) 940-2900
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure
Equity Offering
On May 27, 2009, Cogdell Spencer Inc. (the “Company”) issued a press release announcing that it priced an underwritten public offering of 20,000,000 shares of common stock at a price of $3.50 per share. The Company also granted the underwriters a 30-day option to purchase up to 3,000,000 additional shares to cover overallotments. A copy of the press release is attached as Exhibit 99.1. On May 28, 2009, the underwriters exercised their option to purchase 3,000,000 additional shares in full.
Earnings Guidance
Based upon the terms and size of the offering, the Company expects that the offering will have a dilutive effect of approximately $0.27 to $0.29 per share and operating partnership unit on the Company’s previously announced expected Funds from Operations Modified (“FFOM”) for the year ending December 31, 2009. The Company expects that after giving effect to the offering and based on the Company’s view of current and future market conditions, and certain current assumptions and estimates, FFOM per share and operating partnership unit, for the year ending December 31, 2009, will be between $0.58 and $0.64, excluding impairment charges, net of income tax benefit. A reconciliation of the range of projected net income (loss) to projected FFOM for the year ending December 31, 2009 is below:

	Guidance Range for the
	Year Ending December 31, 2009
(In thousands, except per share and operating partnership unit data)	Low	High
Net loss	($108,500)	($106,250)
Plus real estate related depreciation and amortization	27,500	27,500
Less noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(800)	(800)

Funds from Operations (FFO)	(81,800)	(79,550)
Plus amortization of intangibles related to purchase accounting, net of income tax benefit	4,000	4,000

Funds from Operations Modified (FFOM)	(77,800)	(75,550)
Impairment charges, net of income tax benefit	101,700	101,700

FFOM, excluding impairment charges	23,900	26,150

Debt extinguishment charges, net of income tax benefit	2,100	2,100

FFOM, excluding impairment charges and debt extinguishment charges	$26,000	$28,250

FFO per share and unit — diluted	($2.00)	($1.94)
FFOM per share and unit — diluted	($1.90)	($1.84)
FFOM per share and unit — diluted, excluding impairment charges	$0.58	$0.64
FFOM per share and unit — diluted, excluding impairment charges and debt extinguishment charges	$0.63	$0.69
Weighted average shares and units outstanding — diluted	40,950	40,950
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting. The Company presents FFO and FFOM because it considers them important supplemental measures of operational performance. The Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO and FFOM do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and FFOM should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor are they indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions. A reconciliation from GAAP net loss to FFO and FFOM is included in the table above.
The Company’s 2009 guidance for FFO and FFOM is based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change. The Company’s guidance may change as actual and anticipated results vary from these assumptions.
Dividends
In order to maintain financial flexibility in light of the current state of the capital markets, and after taking into account the dividend and distribution payments for the increased number of shares of common stock and operating partnership units expected to be outstanding upon completion of the public offering of common stock, the Company expects to reduce its current dividend and distribution payments of $0.225 per share of common stock and operating partnership unit for the balance of 2009. Assuming the completion of the offering, the Company currently expects to pay dividends and distributions of $0.10 per share of common stock and operating partnership unit, respectively, in each of the second, third and fourth quarters of 2009. The Company expects to fund dividends and distributions out of cash flow from operations for the balance of 2009, and currently expects to pay all future 2009 dividends and distributions in cash.
While the statements above concerning the remaining dividends and distributions for 2009 are the Company’s current expectations, the actual dividends and distributions payable will be determined by the Company’s board of directors based upon circumstances at the time of authorization, and the actual dividend paid may vary from currently expected amounts.
The information in this Current Report, including the exhibits hereto, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
ITEM 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated May 27, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGDELL SPENCER INC.
By:	/s/ Frank C. Spencer
	Name:	Frank C. Spencer
	Title:	Chief Executive Officer and President

Date: May 29, 2009

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 99.1	Press Release dated May 27, 2009.

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